                                                                     Exhibit 4.2

                              CERTIFICATE OF TRUST
                                       OF
                      CLEVELAND ELECTRIC FINANCING TRUST I

         THIS CERTIFICATE OF TRUST of Cleveland Electric Financing Trust I (the "Trust"), dated June 7, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

         1. NAME. The name of the business trust being created hereby is Cleveland Electric Financing Trust I.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                      THE BANK OF NEW YORK,
                                             not in its individual capacity but
                                             solely as Property Trustee

                                      By:    /s/ Terence T. Rawlins
                                             -----------------------
                                             Terence T. Rawlins
                                             Vice President


                                      THE BANK OF NEW YORK (DELAWARE),
                                             not in its individual capacity but
                                             solely as Delaware Trustee

                                      By:    /s/ Michael Santino
                                             -------------------
                                             Michael Santino
                                             Senior Vice President

                                      /s/ Thomas Navin
                                      ----------------
                                      Thomas Navin,
                                             not in his individual capacity but
                                             solely as Administrative Trustee

                                      /s/ Randy Scilla
                                      ----------------
                                      Randy Scilla,
                                             not in his individual capacity but
                                             solely as Administrative Trustee